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                            KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTION CONSULTANTS
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-7459 FAX



November 7, 2001


Re:  Valuation Appraisal of AJS Bancorp
     A. J. Smith Federal Savings Bank
     Midlothian, Illinois


We hereby consent to the use of our firm's name in the Form SB-2 of AJS Bancorp, Inc., to the reference to our firm under the heading "Experts" in the prospectus, and to the inclusion of our opinion letter regarding subscription rights and our opinion regarding the valuation of AJS Bancorp provided in our Valuation Appraisal Report, in the Form SB-2 to be filed by AJS Bancorp with the Securities and Exchange Commission and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.


By: /s/ Michael R. Keller
    --------------------------
        Michael R. Keller
        President